Exhibit 4.1

Execution Version

TAX BENEFITS PRESERVATION PLAN

dated as of

June 28, 2016

between

TRIANGLE PETROLEUM CORPORATION

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

as Interests Agent

i

EXHIBITS

Exhibit AForm of Certificate of Designation

Exhibit BForm of Interests Certificate

Exhibit CSummary of Interests

ii

TAX BENEFITS PRESERVATION PLAN

This TAX BENEFITS PRESERVATION PLAN, dated as of June 28, 2016 (the “Agreement”), is made and entered into by and between Triangle Petroleum Corporation, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Interests Agent”).

W I T N E S S E T H:

WHEREAS, on June 28, 2016 (the “Interests Dividend Declaration Date”), the Board of Directors (the “Board”) of the Company authorized and the Company declared a dividend distribution of one Interest (as hereinafter defined) for each share of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) outstanding at the close of business on July 8, 2016 (the “Record Date”), and the Board has authorized the issuance of one Interest (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Company issued between the Record Date and the Distribution Date (as hereinafter defined), each Interest initially representing the right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company (the “Preferred Stock”) having the rights, powers and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the “Interests”); and

WHEREAS, the Company has generated certain Tax Benefits (as defined herein) for United States federal income tax purposes, such Tax Benefits may potentially provide valuable benefits to the Company, the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, and thereby preserve the Company’s ability to fully utilize such Tax Benefits and certain built-in losses, and, in furtherance of such objective, the Company desires to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)“5% Shareholder” shall mean (i) a Person or group of Persons that is a “5-percent shareholder” of the Company pursuant to Section 1.382-2T(g) of the Treasury Regulations or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Company if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Company pursuant to Section 1.382-2T(g) of the Treasury Regulations.

(b)“Acquiring Person” shall mean any Person who or which shall have become a 5% Shareholder (other than by reason of Section 1.382-2T(j)(3)(i) of the Treasury

Regulations) or shall be a 5% Shareholder after the date hereof, whether or not such person continues to be a 5% Shareholder, but shall not include:

(i)the Company;

(ii)any Subsidiary of the Company;

(iii)any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan;

(iv)the U.S. Government;

(v)any Person who or which becomes a 5% Shareholder as a result of (A) a reduction in the number of Company Securities outstanding due to the repurchase of Company Securities by the Company or (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, in each case unless and until such Person increases its Percentage Stock Ownership by more than one-quarter of one percentage point over such Person’s lowest Percentage Stock Ownership on or after the consummation of the relevant transaction, other than an increase solely as a result of any subsequent transaction described in clauses (A) and (B) of this Section 1(b)(v) or with the Prior Approval of the Company;

(vi)any Person who or which, together with all Affiliates and Associates of such Person, was a 5% Shareholder on the date hereof (as disclosed in public filings with the Securities and Exchange Commission on the date of this Agreement), or becomes a 5% Percent Shareholder solely as a result of a transaction pursuant to which such Person received the Prior Approval of the Company, unless after the date of this Agreement or the date of the relevant transaction, as applicable, such Person (A) increases its Percentage Stock Ownership by more than one-quarter of one percentage point over such Person’s lowest Percentage Stock Ownership on or after the date of this Agreement (as disclosed in public filings with the Securities and Exchange Commission on the date of this Agreement) or the date of the relevant transaction, as applicable, other than an increase solely as a result of any subsequent transaction described in clauses (A) and (B) of Section 1(b)(v) or with the Prior Approval of the Company; or (B) decreases its Percentage Stock Ownership below five percent (5%);

(vii)any Person who or which, within 10 Business Days of being requested by the Company to do so, certifies to the Company that such Person became an Acquiring Person inadvertently or without knowledge of the terms of the Interests and who or which, together with all Affiliates and Associates, thereafter within 10 Business Days following such certification disposes of such number of shares of Common Stock so that it, together with all Affiliates and Associates, ceases to be an Acquiring Person; provided,  however, that if the Person requested to so certify or dispose of shares of Common Stock fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10-Business-Day period; or

(viii)any Person that the Board has affirmatively determined in its sole discretion, prior to the Distribution Date, in light of the intent and purposes of this Agreement or other circumstances facing the Company, shall not be deemed an Acquiring Person, for so long as such Person complies with any limitations or conditions required by the Board in making such determination.

(c)“Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(d)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.  The terms “Affiliate” and “Associate” shall also include, with respect to any Person, any other Person whose shares of Common Stock would be deemed to be constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations with respect to such first Person, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of Section 382 of the Code, or any successor provision or replacement provision, and the Treasury Regulations thereunder.

(e)“Agreement” shall have the meaning set forth in the preamble of this Agreement.

(f)A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any Company Securities which such Person directly owns, would be deemed constructively to own pursuant to Sections 1.382-2T(h) and 1.382-4(d) of the Treasury Regulations, owns pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or are otherwise aggregated with Company Securities owned by such Person, pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder.  For the avoidance of doubt, and notwithstanding anything to the contrary herein, any options, warrants or other rights (including any contingent rights) to acquire Common Stock shall be treated as exercised for purposes of calculation of the numerator of a Person’s Percentage Stock Ownership of Common Stock in the definition of “Acquiring Person” but not for purposes of calculation of the denominator of such Percentage Stock Ownership.

(g)“Board” shall have the meaning set forth in the recitals of this Agreement.

(h)“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York, Delaware or Colorado are authorized or obligated by law or executive order to close.

(i)“close of business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided,  however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(j)“Code” shall have the meaning set forth in the recitals to this Agreement.

(k)“Common Stock” shall mean the common stock, par value $0.00001 per share, of the Company, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person (or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first mentioned Person).

(l)“Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(m)“Company” shall have the meaning set forth in the preamble of this Agreement.

(n)“Company Securities” shall mean (i) shares of Common Stock of the Company, (ii) shares of preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, (iii) warrants, rights, convertible debt or options (including options within the meaning of Section 1.382-4(d)(9) of the Treasury Regulations) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, and (iv) any other interest that would be treated as “stock” of the Company pursuant to Section 1.382-2T(f)(18) of the Treasury Regulations.

(o)“Current Market Price” shall have the meaning set forth in Section 11(d)(i) hereof.

(p)“Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(q)“Distribution Date” shall mean the earlier to occur of (i) the close of business on the tenth (10th) Business Day after the Stock Acquisition Date (or, if the tenth (10th) Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person; provided,  however, that a Distribution Date shall not occur unless, within either of the ten Business Day periods (or such later date) specified in the cases of (i) and (ii) above, the Board shall have affirmatively determined that a Distribution Date shall occur upon the end of such applicable ten Business Day (or later) period.

(r)“Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(s)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(t)“Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(u)“Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(v)“Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(w)“Interests” shall have the meaning set forth in the recitals to this Agreement.

(x)“Interests Agent” shall have the meaning set forth in the preamble of this Agreement.

(y)“Interests Certificates” shall have the meaning set forth in Section 3(a) hereof.

(z)“Interests Dividend Declaration Date” shall have the meaning set forth in the recitals to this Agreement.

(aa)“NYSE” shall have the meaning set forth in Section 11(d)(i) hereof.

(bb)“Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d) of the Treasury Regulations; provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Company Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Section 1.382-2T(h)(2)(i)(A) of the Treasury Regulations.

(cc)“Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate or other entity, group of persons making a “coordinated acquisition” of Company Securities or otherwise treated as an entity within the meaning of Treasury Regulations Section 1.382-3(a)(1) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

(dd)“Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.00001 per share, of the Company having the rights, powers and preferences set forth in the form of the Certificate of Designation attached hereto as Exhibit A, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Interests, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

(ee)“Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(ff)“Prior Approval of the Company” shall mean the prior express written consent of the Company to the actions in question, executed on behalf of the Company by a duly authorized officer of the Company following express approval by action of at least a majority of the members of the Board then in office, provided that a Person shall be treated as having received the Prior Approval of the Company if such Person acquires Company Securities from the Company pursuant to an issuance by the Company that was approved by the Board.

(gg)“Purchase Price” shall have the meaning set forth in Section 4(a) hereof.

(hh)“Record Date” shall have the meaning set forth in the recitals to this Agreement.

(ii)“Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(jj)“Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.

(kk)“Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ll)“Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.

(mm)“Securities Act” shall mean the Securities Act of 1933, as amended.

(nn)“Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(oo)“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

(pp)“Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of voting securities or other ownership interests having ordinary voting power sufficient to elect at least a majority of the directors or other Persons having similar functions of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(qq)“Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(rr)“Summary of Interests” shall have the meaning set forth in Section 3(b) hereof.

(ss)“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(tt)“Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(uu)“Treasury Regulation” shall mean the final and temporary (but not proposed) tax regulations promulgated under the Code, as such regulations may be amended from time to time.

(vv)“Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

Section 2.Appointment of Interests Agent.  The Company hereby appoints the Interests Agent to act as agent for the Company and the holders of the Interests (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be holders of the Common Stock) in accordance with the terms and conditions hereof, and the Interests Agent hereby accepts such appointment.  The Company may from time to time appoint such co-interests agents as it may deem necessary or desirable.  The Interests Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-interests agent.

Section 3.Issuance of Interests Certificates.

(a)Until the Distribution Date, (x) the Interests will be evidenced (subject to the provisions of paragraph (b) and (c) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for the applicable number of Interests attached to each share of Common Stock) and not by separate certificates (or, for shares participating in the direct registration system, by notations in the respective book entry accounts for the Common Stock), and (y) the Interests will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).  As soon as practicable after the Distribution Date, but subject to the following sentence, the Interests Agent will (if provided with all necessary information) send by such means as may be selected by the Company, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more interests certificates, in substantially the form of Exhibit B hereto (the “Interests Certificates”), evidencing one Interest for each share of Common Stock so held, subject to adjustment as provided herein.  To the extent that a Triggering Event under Section 11(a)(ii) hereof has also occurred, the Company may implement such procedures, as it deems appropriate in its sole discretion, to minimize the possibility that Interests are received by Persons whose Interests would be void under Section 7(e) hereof.  In the event that an adjustment in the number of Interests per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Interests Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Interests Certificates representing only whole numbers of Interests are distributed and cash is paid in lieu of any fractional Interests.  As of and after the Distribution Date, the Interests will be evidenced solely by such Interests Certificates.  The Company shall promptly notify the Interests Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following.  Until such notice is received by the Interests Agent, the Interests Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b)The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Interests, in substantially the form attached hereto as Exhibit C (the “Summary of Interests”) to any holder of Interests who may so request from time to time prior to the Expiration Date. With respect to certificates for the Common Stock outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Interests will be evidenced by such certificates for the Common Stock (or, for shares participating in the direct registration system, by notations in the respective book entry accounts for the Common Stock) and the registered holders of the Common Stock shall also be the registered holders of the associated Interests.  Until the earliest of the Distribution Date, the Expiration Date (as such term is defined in Section 7(a) hereof) or the redemption of the Interests pursuant to Section 23 hereof, the transfer of any shares of Common Stock in respect of which Interests have been issued shall also constitute the transfer of the Interests associated with such shares of Common Stock.  Notwithstanding anything to the contrary set forth in this Agreement, upon the effectiveness of a redemption pursuant to Section 23 hereof or an exchange pursuant to Section 24 hereof, the Company shall not thereafter issue any additional Interests and, for the avoidance of doubt, no Interests shall be attached to or shall be issued with any shares of Common Stock (including any shares of Common Stock issued pursuant to an exchange) at any time thereafter.

(c)Interests shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the redemption of the Interests pursuant to Section 23 hereof.  Certificates representing such shares of Common Stock shall also be deemed to be certificates for Interests, and shall bear the following legend if such certificates are issued after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date:

This certificate also evidences and entitles the holder hereof to certain Interests as set forth in the Tax Benefits Preservation Plan between Triangle Petroleum Corporation (the “Company”) and the Interests Agent thereunder, dated as of June 28, 2016 and as it may be amended or restated from time to time, the “Tax Benefits Preservation Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Interests Agent.  Under certain circumstances, as set forth in the Tax Benefits Preservation Plan, Interests will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The Interests Agent will mail to the holder of this certificate a copy of the Tax Benefits Preservation Plan, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor.  Under certain circumstances set forth in the Tax Benefits Preservation Plan, Interests issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Tax Benefits Preservation Plan), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earliest of (i) the Distribution Date and (ii) the Expiration Date, the Interests associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Interests, and the transfer of any of such certificates shall also constitute the transfer of the Interests associated with the Common Stock represented by such certificates.  In the event that shares of Common Stock are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the book entry accounts reflecting ownership of such shares.

Section 4.Form of Interests Certificates.

(a)The Interests Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Interests Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Interests may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 7,  Section 11 and Section 22 hereof, the Interests Certificates, whenever distributed, shall be dated as of the Record Date, or, in the case of Interests with respect to Common Stock issued or becoming outstanding after the Record Date, the same date as the date of the share certificate evidencing such shares, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Interest and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)Any Interests Certificate issued pursuant to Section 3(a),  Section 11(i) or Section 22 hereof that represents Interests beneficially owned by:  (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Interests pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Interests or (B) a transfer which the Board has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, or (iv) subsequent transferees of such Persons described in clause (i), (ii) or (iii) of this sentence, and any Interests Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Interests Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Interests represented by this Interests Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Tax Benefits Preservation Plan).  Accordingly, this Interests

Certificate and the Interests represented hereby may become null and void in the circumstances specified in Section 7(e) of the Tax Benefits Preservation Plan.

Section 5.Countersignature and Registration.

(a)The Interests Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Principal Executive Officer, its Chief Operating Officer, its Principal Financial Officer or any executive officer of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Interests Certificates shall be countersigned by the Interests Agent, either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Interests Certificates shall cease to be such officer of the Company before countersignature by the Interests Agent and issuance and delivery by the Company, such Interests Certificates, nevertheless, may be countersigned by the Interests Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Interests Certificates had not ceased to be such officer of the Company; and any Interests Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Interests Certificate, shall be a proper officer of the Company to sign such Interests Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)Following the Distribution Date, the Interests Agent shall keep, or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Interests Certificates upon exercise or transfer, books for registration and transfer of the Interests Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Interests Certificates, the number of Interests evidenced on its face by each of the Interests Certificates and the date of each of the Interests Certificates.

Section 6.Transfer, Split-Up, Combination and Exchange of Interests Certificates; Mutilated, Destroyed, Lost or Stolen Interests Certificates.

(a)Subject to the provisions of Section 4(b),  Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Interests Certificate or Certificates (other than Interests Certificates representing Interests that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Interests Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Interests Certificate or Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Interests Certificate or Certificates shall make such request in writing delivered to the Interests Agent, and shall surrender the Interests Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Interests Agent designated for such purpose.  The Interests

Certificates are transferable only on the registry books of the Interests Agent.  Notwithstanding anything in this Agreement to the contrary, neither the Interests Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Interests Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Interests Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Interests Agent shall reasonably request.  Thereupon the Interests Agent shall, subject to Section 4(b),  Section 7(e),  Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto an Interests Certificate or Interests Certificates, as the case may be, as so requested.  The Company may require payment from any holder of an Interests Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Interests Certificates.  The Interests Agent promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.  The Interests Agent shall have no duty or obligation under this Section 6 unless and until it is reasonably satisfied that all such taxes and/or charges have been paid.

(b)Upon receipt by the Company and the Interests Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of an Interests Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Interests Agent of all reasonable expenses incidental thereto, and upon surrender to the Interests Agent and cancellation of the Interests Certificate, if mutilated, the Company will execute and deliver a new Interests Certificate of like tenor to the Interests Agent for countersignature and delivery to the registered owner in lieu of the Interests Certificate so lost, stolen, destroyed or mutilated.  The Interests Agent shall be authorized to issue replacement certificates for Interests Certificates claimed by a stockholder of the Company to have been lost, stolen or mutilated upon receipt of an affidavit of the stockholder to such effect and receipt of payment from the stockholder of a premium for the Interests Agent’s services and an indemnity bond purchased through the Interests Agent or, at the option of the stockholder, any surety company reasonably acceptable to the Interests Agent.

Section 7.Exercise of Interests; Purchase Price; Expiration Date of Interests.

(a)Subject to Section 7(e) and Section 7(g) hereof, at any time after the Distribution Date, the registered holder of any Interests Certificate may exercise the Interests evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c),  Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Interests Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Interests Agent at the principal office or offices of the Interests Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Interests are then exercisable, at or prior to the earliest of (i) the close of business on June 28, 2019, or such later date as may be established by the Board prior to the expiration of the Interests (such date, as it may be extended by the Board, the (“Final Expiration Date”), (ii) the time at which the Interests are redeemed or exchanged as provided in Section 23 and Section 24 hereof, (iii) the time at which the Board determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, or (iv) the close of business on the first day of a taxable year of the Company to which the Board of Directors determines that no Tax Benefits may be carried forward (the earliest of clauses (i)-(iv) being herein referred to as the “Expiration Date”).  From such time as the Interests are no longer exercisable hereunder, the Interests Agent shall have no further duties, obligations or liabilities hereunder except as expressly stated herein.

(b)The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of an Interest initially shall be $5.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

(c)Upon receipt of an Interests Certificate representing exercisable Interests, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Interest so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other shares, securities, certified bank check, wire or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or charge, the Interests Agent shall, subject to Section 7(f),  Section 7(g) and Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Interests Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Interests hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, evidenced by wire or by certified bank check, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Interests Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash amount by wire or by certified bank check, if any, to or upon the order of the registered holder of such Interests Certificate.  The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made by wire or by certified bank check or bank draft payable to the order of the Company.  In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash, by wire or by certified bank check and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, certified bank check, wire and/or other property are available for distribution by the Interests Agent, if and when appropriate.  The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Interests, a number of Interests be exercised so that only whole shares of Preferred Stock would be issued.

(d)In case the registered holder of any Interests Certificate shall exercise less than all the Interests evidenced thereby, a new Interests Certificate evidencing the Interests remaining unexercised shall be issued by the Interests Agent and delivered to, or upon the order of, the registered holder of such Interests Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e)Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Interests beneficially owned by any Person known to be (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Interests pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Interests or (B) a transfer which the Board has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), or (iv) subsequent transferees of such Persons described in clauses (i)-(iii) of this sentence, shall become null and void without any further action and no holder of such Interests shall have any rights whatsoever with respect to such Interests, whether under any provision of this Agreement or otherwise, and such Interests shall not be transferable.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Interests Certificates or other Person as a result of any failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

(f)Notwithstanding anything in this Agreement to the contrary, neither the Interests Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Interests Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Interests Agent shall reasonably request.

(g)Notwithstanding anything in this Agreement to the contrary, if the issuance of Preferred Stock pursuant to the exercise of Interests in accordance with this Section 7 shall require the approval of the holders of the Common Stock under the Certificate of Incorporation (as defined below), applicable law or the rules of any national securities exchange on which the Company Securities are listed at the time, (i) the Company shall promptly call a meeting of the holders of the Common Stock for the purpose of obtaining such approval, and any such issuance of Preferred Stock shall be contingent on such approval being obtained, and (ii) the commencement and expiration of all time periods referenced herein in relation to such issuance shall be tolled from the date such issuance would have otherwise occurred until the date such approval is obtained.

Section 8.Cancellation and Destruction of Interests Certificates.  All Interests Certificates surrendered for the purpose of exercise, transfer, split-up, combination, redemption or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Interests Agent for cancellation or in cancelled form, or, if surrendered to the Interests Agent, shall be cancelled by it, and no Interests Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Interests Agent for cancellation and retirement, and the Interests Agent shall so cancel and retire, any other Interests Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Interests Agent shall deliver all cancelled Interests Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Interests Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.Reservation and Availability of Common Stock.

(a)The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities or out of its authorized and issued shares held in its treasury) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Interests; provided, that it shall not be a violation of this Section 9(a) if the Company lacks sufficient shares of Common Stock if the Company promptly following a Triggering Event calls a meeting of the Company’s stockholders to authorize a corresponding increase in the number of authorized shares of Common Stock.

(b)Subject to Section 7(g) hereof, so long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Interests may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Interests become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Interests has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Interests on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Interests are no longer exercisable for such securities, and (B) the Expiration Date.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Interests.  The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Interests in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Interests has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded.  In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Interests until such time as a registration statement has become effective.  Notwithstanding any provision of this Agreement to the contrary, the Interests shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have become effective.

(d)Subject to Section 7(g) hereof, the Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Interests shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e)The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Interests Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Interests.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Interests Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than, that of the registered holder of the Interests Certificates evidencing Interests surrendered for exercise, nor shall the Company be required to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Interests until such tax shall have been paid (any such tax being payable by the holder of such Interests Certificates at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.Preferred Stock Record Date.  Subject to Section 7(g) hereof, each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Interests shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Interests Certificate evidencing such Interests was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided,  however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open.  Prior to the exercise of the Interests evidenced thereby, the holder of an Interests Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Interests shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.Adjustment of Purchase Price, Number and Kind of Shares or Number of Interests.  The Purchase Price, the number and kind of shares covered by each Interest and the number of Interests outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)(i)  Subject to Section 7(g) hereof, in the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares, through a reverse stock split or otherwise, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Interest exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Interest had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification.  If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)Subject to Section 24 hereof, in the event that any Person shall, at any time after the Interests Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of an Interest (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which an Interest was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Interest and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

(iii)In the event that the number of shares of Common Stock which is authorized by the Certificate of Incorporation of Triangle Petroleum Corporation, as may be amended from time to time (the “Certificate of Incorporation”), but not outstanding or reserved for issuance for purposes other than upon exercise of the Interests, is not sufficient to permit the exercise in full of the Interests in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of an Interest (the “Current Value”), and (B) with respect to each Interest (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of an Interest and payment of the applicable Purchase Price, (1) cash, evidenced by wire or by certified bank check, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided,  however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of an Interest and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price.  If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Interests, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”).  To the extent that the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Interests, and (2) may suspend the exercisability of the Interests until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Interests has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

(b)In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) shares of Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).  In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Interests Agent and shall be binding on the Interests Agent and the holders of the Interests.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)In case the Company shall fix a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), of cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Interests Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock.  Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d)(i)  For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following but not including such date; provided,  however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Interests), or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification, shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on New York Stock Exchange (“NYSE”) or, if the shares of Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NYSE or such other system then in use, or, if on any such date the shares of Common Stock are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board.  If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.  If the Common Stock is not publicly held or not so listed or traded, the Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Interests Agent and shall be conclusive for all purposes.

(ii)(ii)For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof).  If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to one thousand (1,000) (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock.  If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Interests Agent and shall be conclusive for all purposes.

(e)Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided,  however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

(f)If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Interest thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Interest and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a),  (b),  (c),  (e),  (g),  (h),  (i),  (j),  (k) and (m), and the provisions of Sections 7,  9,  10,  13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)All Interests originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Interests, all subject to further adjustment as provided herein.

(h)Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Interest outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by an Interest immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Interests, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of an Interest.  Each of the Interests outstanding after the adjustment in the number of Interests shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which an Interest was exercisable immediately prior to such adjustment.  Each Interest held of record prior to such adjustment of the number of Interests shall become that number of Interests (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement (with prompt notice thereof to the Interests Agent) of its election to adjust the number of Interests, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Interests Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Interests Certificates have been issued, upon each adjustment of the number of Interests pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Interests Certificates on such record date Interests Certificates evidencing, subject to Section 14 hereof, the additional Interests to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Interests Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Interests Certificates evidencing all the Interests to which such holders shall be entitled after such adjustment.  Interests Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Interests Certificates on the record date specified in the public announcement.

(j)Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Interests, the Interests Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandth of a share which were expressed in the initial Interests Certificates issued hereunder.

(k)Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Interests, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

(l)In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice thereof to the Interests Agent) until the occurrence of such event the issuance to the holder of any Interest exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided,  however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Interests or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Interests previously owned by such Person or any of its Affiliates and Associates.

(o)The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23,  Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or substantially diminish the benefits intended to be afforded by the Interests.

(p)Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall at any time after the Interests Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, the number of Interests associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Interests thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Interests associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12.Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Interests Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of an Interests Certificate in accordance with Section 25Section 26 hereof.  The Interests Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13.Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a)In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its

Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of an Interest, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which an Interest is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which an Interest was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Interest and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Interests; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b)“Principal Party” shall mean:

(i)in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii)in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided,  however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another

Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c)The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Interests in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Interests Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

(i)prepare and file a registration statement under the Securities Act, with respect to the Interests and the securities purchasable upon exercise of the Interests on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

(ii)take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Interests, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii)deliver to holders of the Interests historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.  In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Interests which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14.Fractional Interests and Fractional Shares.

(a)The Company shall not be required to issue fractions of Interests, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Interests Certificates which evidence fractional Interests.  In lieu of such fractional Interests, the Company may pay to the registered holders of the Interests Certificates with regard to which such fractional Interests would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Interest.  For purposes of this Section 14(a), the current market value of a whole Interest shall be the closing price of the Interests for the Trading Day immediately prior to the date on which such fractional Interests would have been otherwise issuable.  The closing price of the Interests for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Interests are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Interests are listed or admitted to trading, or if the Interests are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market or such system then in use or, if on any such date the Interests are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Interests, selected by the Board.  If on any such date no such market maker is making a market in the Interests, the fair value of the Interests on such date as determined in good faith by the Board shall be used.

(b)Subject to Section 7(g) hereof, the Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Interests or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock).  Subject to Section 7(g) hereof, in lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Interests Certificates at the time such Interests are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock.  For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Interests or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Interests Certificates at the time such Interests are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock.  For purposes of this Section 14(c), the current market value of one (1) share of Common Stock shall be the closing price per share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d)The holder of an Interest by the acceptance of the Interests expressly waives such holder’s right to receive any fractional Interests or any fractional shares upon exercise of an Interest, except as permitted by this Section 14.

Section 15.Rights of Action.  All rights of action in respect of this Agreement, except the rights of action that are given to the Interests Agent under Section 18 hereof, are vested in the respective registered holders of the Interests Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Interests Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Interests Agent or of the holder of any other Interests Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Interests evidenced by such Interests Certificate in the manner provided in such Interests Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Interests, it is specifically acknowledged that the holders of Interests would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.Agreement of Interests Holders.  Every holder of an Interest by accepting the same consents and agrees with the Company and the Interests Agent and with every other holder of an Interest that:

(a)prior to the Distribution Date, the Interests will be transferable only in connection with the transfer of shares of Common Stock;

(b)after the Distribution Date, the Interests Certificates are transferable only on the registry books of the Interests Agent if surrendered at the principal office or offices of the Interests Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)subject to Section 6(a) and Section 7(f) hereof, the Company and the Interests Agent may deem and treat the Person in whose name an Interests Certificate (or, prior to the Distribution Date, the associated Common Stock certificate (or book entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Interests evidenced thereby (notwithstanding any notations of ownership or writing on the Interests Certificates or the associated Common Stock certificate (or notices provided to holders of book entry shares of Common Stock) made by anyone other than the Company or the Interests Agent) for all purposes whatsoever, and neither the Company nor the Interests Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d)notwithstanding anything in this Agreement to the contrary, neither the Company nor the Interests Agent shall have any liability to any holder of an Interest or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided,  however, the Company must use its commercially reasonable efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

Section 17.Interests Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Interests Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Interests represented thereby, nor shall anything contained herein or in any Interests Certificate be construed to confer upon the holder of any Interests Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Interest or Interests evidenced by such Interests Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18.Concerning the Interests Agent.

(a)The Company agrees to pay to the Interests Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Interests Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Interests Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Interests Agent, for any action taken, suffered or omitted by the Interests Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

(b)The Interests Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Interests Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)Except in the case of the Interests Agent’s gross negligence, willful misconduct or fraud, the Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid or payable hereunder by the Company to the Interests Agent as fees and charges, but not including reimbursable expenses.

(d)Neither party to this Agreement shall be liable for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

Section 19.Merger or Consolidation or Change of Name of Interests Agent.

(a)Any Person into which the Interests Agent or any successor Interests Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Interests Agent or any successor Interests Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or other shareholder services business of the Interests Agent or any successor Interests Agent, shall be the successor to the Interests Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but only if such Person would be eligible for appointment as a successor Interests Agent under the provisions of Section 21 hereof.  In case at the time such successor Interests Agent shall succeed to the agency created by this Agreement, any of the Interests Certificates shall have been countersigned but not delivered, any such successor Interests Agent may adopt the countersignature of a predecessor Interests Agent and deliver such Interests Certificates so countersigned; and in case at that time any of the Interests Certificates shall not have been countersigned, any successor Interests Agent may countersign such Interests Certificates either in the name of the predecessor or in the name of the successor Interests Agent; and in all such cases such Interests Certificates shall have the full force provided in the Interests Certificates and in this Agreement.

(b)In case at any time the name of the Interests Agent shall be changed and at such time any of the Interests Certificates shall have been countersigned but not delivered, the Interests Agent may adopt the countersignature under its prior name and deliver Interests Certificates so countersigned; and in case at that time any of the Interests Certificates shall not have been countersigned, the Interests Agent may countersign such Interests Certificates either in its prior name or in its changed name; and in all such cases such Interests Certificates shall have the full force provided in the Interests Certificates and in this Agreement.

Section 20.Duties of Interests Agent.  The Interests Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Interests Certificates, by their acceptance thereof, shall be bound:

(a)The Interests Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Interests Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Interests Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)Whenever in the performance of its duties under this Agreement the Interests Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Principal Executive Officer, the Chief Operating Officer, the Principal Financial

Officer or any executive officer of the Company and delivered to the Interests Agent; and such certificate shall be full authorization to the Interests Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)The Interests Agent shall be liable hereunder only for its own and its directors’, officers’, employees’, affiliates’, agents’, advisors’ and representatives’ gross negligence, bad faith or willful misconduct.

(d)The Interests Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Interests Certificates or be required to verify the same (except as to its countersignature on such Interests Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)The Interests Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Interests Agent) or in respect of the validity or execution of any Interests Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Interests Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11,  Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Interests evidenced by Interests Certificates after receipt of actual knowledge of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock or other securities to be issued pursuant to this Agreement or any Interests Certificate or as to whether any shares of Preferred Stock or Common Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Interests Agent for the carrying out or performing by the Interests Agent of the provisions of this Agreement.

(g)The Interests Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Principal Executive Officer, the Chief Operating Officer, the Principal Financial Officer or any executive officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h)The Interests Agent and any stockholder, director, officer or employee of the Interests Agent may buy, sell or deal in any of the Interests or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Interests Agent under this Agreement. Nothing herein shall preclude the Interests Agent from acting in any other capacity for the Company or for any other Person.

(i)The Interests Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Interests Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission default, neglect or misconduct; provided,  however, that reasonable care was exercised in the selection and continued employment thereof.

(j)No provision of this Agreement shall require the Interests Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Interests Agent in providing services to the Company in the ordinary course of its business as Interests Agent) or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)If, with respect to any Interests Certificate surrendered to the Interests Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Interests Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.Change of Interests Agent.  The Interests Agent or any successor Interests Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Interests Certificates by first-class mail.  The Company may, in its sole discretion, remove the Interests Agent or any successor Interests Agent upon thirty (30) days’ notice in writing, mailed to the Interests Agent or successor Interests Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Interests Certificates by first-class mail.  If the Interests Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Interests Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Interests Agent or by the holder of an Interests Certificate (who shall, with such notice, submit his Interests Certificate for inspection by the Company), then any registered holder of any Interests Certificate may apply to any court of competent jurisdiction for the appointment of a new Interests Agent.  Any successor Interests Agent, whether appointed by the Company or by such a court, shall be either (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers or (b) an Affiliate of a legal business entity described in clause (a) of this sentence.  After appointment, the successor Interests Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Interests Agent without further act or deed; but the predecessor Interests Agent shall deliver and transfer to the successor Interests Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Interests Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Interests Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Interests Agent or the appointment of the successor Interests Agent, as the case may be.

Section 22.Issuance of New Interests Certificates.  Notwithstanding any of the provisions of this Agreement or of the Interests to the contrary, the Company may, at its option, issue new Interests Certificates evidencing Interests in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Interests Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption, exchange or expiration of the Interests, the Company (a) shall, with respect to shares of Common Stock so issued or sold (x) pursuant to the exercise of stock options or pursuant to awards under any employee benefit plan or arrangement, which stock options or awards are outstanding as of the Distribution Date, or (y) upon the exercise, conversion or exchange of securities issued by the Company after the date of this Agreement (except as may otherwise be provided in the instrument(s) governing such securities), and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Interests Certificates representing the appropriate number of Interests in connection with such issuance or sale; provided,  however, that (i) no such Interests Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Interests Certificate would be issued, and (ii) no such Interests Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.Redemption and Termination.

(a)The Board may, at its option, at any time prior to the earlier of (i) the close of business on the tenth (10th) Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth (10th) Business Day following the Record Date) and (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Interests at a redemption price of $0.00001 per Interest, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  Notwithstanding anything contained in this Agreement to the contrary, the Interests shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.  The redemption of the Interests by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b)Immediately upon the action of the Board ordering the redemption of the Interests, evidence of which shall have been filed with the Interests Agent and without any further action and without any notice, the right to exercise the Interests will terminate and the only right thereafter of the holders of Interests shall be to receive the Redemption Price for each Interest so held.  Promptly after the action of the Board ordering the redemption of the Interests, the Company shall give notice of such redemption to the Interests Agent and the holders of the then outstanding Interests by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Interests Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(c)Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Interests at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the purchase or repurchase by any of them of Common Stock prior to the Distribution Date.

Section 24.Exchange.

(a)The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Interests (which shall not include Interests that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Interest, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after (i) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Stock then outstanding or (ii) the occurrence of a Section 13 Event.

(b)Immediately upon the action of the Board ordering the exchange of any Interests pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Interests shall terminate and the only right thereafter of a holder of such Interests shall be to receive that number of shares of Common Stock equal to the number of such Interests held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided,  however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to the Interests Agent and to all of the holders of such Interests at their last addresses as they appear upon the registry books of the Interests Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Interests will be effected and, in the event of any partial exchange, the number of Interests which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Interests (other than Interests which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Interests.

(c)Following the action of the Board ordering the exchange of any Interests pursuant to Section 24(a), the Company may implement such procedures in its sole discretion as it deems appropriate for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 not be received by holders of Interests that have become void pursuant to Section 7(e) hereof.  In furtherance thereof, if so directed by the Company, all or a portion of the shares of Common Stock (or other consideration) potentially issuable to holders of Interests upon an exchange pursuant to this Section 24 who have not verified to the satisfaction of the Company, in its sole discretion, that they are not Acquiring Persons may be deposited in a trust established by the Company pending receipt of appropriate verification.  To the extent that such trust is established, holders of Interests entitled to receive such shares of Common Stock (or other consideration) pursuant to an exchange pursuant to this Section 24 who have not previously received such shares of Common Stock (or other consideration) shall be entitled to receive such shares of Common Stock (or other consideration) (and any dividends paid or distributions made thereon after the date on which such shares of Common Stock (or other consideration) are deposited in the trust) only from the trust and solely upon compliance with the relevant terms and provisions of the applicable trust agreement.

(d)In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock (or Equivalent Preferred Stock) for Common Stock exchangeable for Interests, at the initial rate of one one-thousandth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

(e)In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Interests as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Interests.

(f)The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Interests Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock.  For the purposes of this Section 24(f), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.Notice of Certain Events.

(a)In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Interests Agent and to each holder of an Interests Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

(b)In the event that any Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of an Interests Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Interests under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 26.Notices.

(a)Notices or demands authorized by this Agreement to be given or made by the Interests Agent or by the holder of any Interests Certificate to or on the Company shall be sufficiently given or made if sent or delivered by recognized national overnight delivery service or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Interests Agent) or by facsimile transmission as follows:

Triangle Petroleum Corporation
1200 17th Street, Suite 2600
Denver, CO 80202
Attention: Ryan McGee, General Counsel

(b)Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Interests Certificate to or on the Interests Agent shall be sufficiently given or made if sent or delivered by recognized national overnight delivery service or by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Interests Agent with the Company) or by facsimile transmission as follows:

Continental Stock Transfer & Trust Company
17 Battery Place, New York
New York, New York 10004
Attn: Robert McMonagle

(c)Notices or demands authorized by this Agreement to be given or made by the Company or the Interests Agent to the holder of any Interests Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.Supplements and Amendments.  Prior to the Distribution Date, the Company and the Interests Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock.  From and after the Distribution Date, the Company and the Interests Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Interests Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Interests Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Interests Agent shall execute such supplement or amendment.  Prior to the Distribution Date, the interests of the holders of Interests shall be deemed coincident with the interests of the holders of shares of Common Stock.  Notwithstanding anything herein to the contrary, this Agreement may not be amended (other than pursuant to clauses (i) or (ii) of the second sentence of this Section 27) at a time when the Interests are not redeemable.

Section 28.Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Interests Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.Determinations and Actions by the Board of Directors, etc.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Interests or to amend the Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Interests Agent, the holders of the Interests and all other parties, and (y) not subject the Board or any of the directors on the Board to any liability to the holders of the Interests.

Section 30.Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Interests Agent and the registered holders of the Interests Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Interests Agent and the registered holders of the Interests Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 31.Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided,  however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board.  Without limiting the foregoing, if any provision requiring a specific group of directors to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Certificate of Incorporation and the Amended and Restated Bylaws of Triangle Petroleum Corporation, as they may be amended from time to time.

Section 32.Governing Law.  This Agreement, each Interest and each Interests Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

Section 33.Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.Descriptive Headings.  Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof and the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import are references to this Agreement as a whole and not to any particular section or other provision hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ Ryan McGee
Name: Ryan McGee
Title: General Counsel

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Robert E. McMonagle
Name: Robert E. McMonagle
Title: Vice President

[Signature Page to Tax Benefits Preservation Plan]

Exhibit A

FORM OF

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

TRIANGLE PETROLEUM CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Triangle Petroleum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors (the “Board of Directors”) of the Corporation by the Certificate of Incorporation of the Corporation and all amendments thereto (as may be amended from time to time, the “Certificate of Incorporation”), the Board of Directors on June 28, 2016, duly adopted the following resolution creating a series of shares of Preferred Stock, par value $0.00001 per share, of the Company designated as Series A Junior Participating Preferred Stock (the “Preferred Stock”):

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 100,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation convertible into the Series A Junior Participating Preferred Stock.

Section 2.Dividends and Distributions.

(a)The holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of common stock, par value $0.00001 per share (“Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock.  In the event the Corporation shall at any time after June 28, 2016 (the “Interests Dividend Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)The Corporation shall declare a dividend or distribution on the outstanding shares of Series A Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).  The Corporation may not declare or pay a dividend or distribution on the Common Stock (other than a dividend payable in shares of the Common Stock) unless it simultaneously declares and pays a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) above.

(c)Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3.Voting Rights.  The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a)Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the holders of Common Stock.  In the event the Corporation shall at any time after the Interests Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)Except as otherwise provided herein, in the Certificate of Incorporation or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.Certain Restrictions.

(d)Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii)declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv)purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(e)The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.Reacquired Shares.  Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or as otherwise required by law.

Section 6.Liquidation, Dissolution or Winding Up.

(f)Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1,000.00 per share of Series A Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”).  Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”).  Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(g)In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(h)In the event the Corporation shall at any time after the Interests Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time after the Interests Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common

Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.No Redemption.  The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9.Amendment.  At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Certificate of Incorporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 10.Fractional Shares.  Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

[Signature Page Follows]

Dated: ________________, 2016

TRIANGLE PETROLEUM CORPORATION

By:
Name:
Title:

[Signature Page to Certificate of Designation]

Exhibit B

[Form of Interests Certificate]

Certificate No. I-	________ Interests

NOT EXERCISABLE AFTER JUNE 28, 2019 OR SUCH EARLIER DATE AS THE INTERESTS ARE REDEEMED, EXCHANGED OR TERMINATED.  THE INTERESTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.00001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN.  UNDER CERTAIN CIRCUMSTANCES, INTERESTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE TAX BENEFITS PRESERVATION PLAN) AND ANY SUBSEQUENT HOLDER OF SUCH INTERESTS MAY BECOME NULL AND VOID.  [THE INTERESTS REPRESENTED BY THIS INTERESTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFITS PRESERVATION PLAN).  ACCORDINGLY, THIS INTERESTS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

Interests Certificate

TRIANGLE PETROLEUM CORPORATION

This certifies that ______________________, or registered assigns, is the registered owner of the number of Interests set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of June 28, 2016 (the “Tax Benefits Preservation Plan”), between Triangle Petroleum Corporation, a Delaware corporation (the “Company”), and Continental Stock Transfer and Trust Company, as Interests Agent (the “Interests Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on June 28, 2019 (unless such date is extended prior thereto by the Board of Directors of the Company), at the office or offices of the Interests Agent designated for such purpose, or its successors as Interests Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $5.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Interests Certificate with the Form of Election to Purchase and related Certificate duly executed.  The number of Interests evidenced by this Interests Certificate (and the number of shares which may be purchased upon exercise thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan) set forth above, and the Purchase Price per share set forth above, are the number and

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Purchase Price as of ___________, 2016, based on the Preferred Stock as constituted at such date.  The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Tax Benefits Preservation Plan) that a number of Interests be exercised so that only whole shares of Preferred Stock will be issued.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Tax Benefits Preservation Plan), if the Interests evidenced by this Interests Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Tax Benefits Preservation Plan), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Tax Benefits Preservation Plan, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Interests shall become null and void and no holder hereof shall have any right with respect to such Interests from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Tax Benefits Preservation Plan, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Interests evidenced by this Interests Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Interests Certificate is subject to all of the terms, provisions and conditions of the Tax Benefits Preservation Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Tax Benefits Preservation Plan reference is hereby made for a full description of the interests, limitations of interests, obligations, duties and immunities hereunder of the Interests Agent, the Company and the holders of the Interests Certificates, which limitations of interests include the temporary suspension of the exercisability of such Interests under the specific circumstances set forth in the Tax Benefits Preservation Plan.  Copies of the Tax Benefits Preservation Plan are on file at the above-mentioned office of the Interests Agent and are also available upon written request to the Interests Agent.

This Interests Certificate, with or without other Interests Certificates, upon surrender at the principal office or offices of the Interests Agent designated for such purpose, may be exchanged for another Interests Certificate or Interests Certificates of like tenor and date evidencing Interests entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Interests evidenced by the Interests Certificate or Interests Certificates surrendered shall have entitled such holder to purchase.  If this Interests Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Interests Certificate or Interests Certificates for the number of whole Interests not exercised.

Subject to the provisions of the Tax Benefits Preservation Plan, the Interests evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.00001 per Right at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Tax Benefits Preservation Plan), and (ii) the Final Expiration Date.  In addition, under certain circumstances following the Stock Acquisition Date, the Interests may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares.  Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Interests (other than Interests which are not subject to such exchange) will terminate and the Interests will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Interests evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Tax Benefits Preservation Plan. The Company, at its election, may require that a number of Interests be exercised so that only whole shares of Preferred Stock would be issued.

No holder of this Interests Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Tax Benefits Preservation Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Tax Benefits Preservation Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Interests evidenced by this Interests Certificate shall have been exercised as provided in the Tax Benefits Preservation Plan.

This Interests Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Interests Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _________ __, ____

TRIANGLE PETROLEUM CORPORATION

By:
Title:

Countersigned:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:
Authorized Signature

[Form of Reverse Side of Interests Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Interests Certificate.)

FOR VALUE RECEIVED [•] hereby sells, assigns and transfers unto [•] (Please print name and address of transferee) this Interests Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint [•] Attorney, to transfer the within Interests Certificate on the books of the within named Company, with full power of substitution.

Dated: __________________,__

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)  The Interests evidenced by this Interests Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person and [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Tax Benefits Preservation Plan);

(2)  after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Interests evidenced by this Interests Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________________,__

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Interests Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires
to exercise Interests represented
by the Interests Certificate.)

To:  Triangle Petroleum Corporation:

The undersigned hereby irrevocably elects to exercise __________ Interests represented by this Interests Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Interests (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Interests) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Interests shall not be all the Interests evidenced by this Interests Certificate, a new Interests Certificate for the balance of such Interests shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated: __________________,__

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)  the Interests evidenced by this Interests Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person and [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Tax Benefits Preservation Plan);

(2)  after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Interests evidenced by this Interests Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: __________________,__

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Interests Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase is not properly completed, the Company and the Interests Agent will deem the beneficial owner of the Interests evidenced by this Interests Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Tax Benefits Preservation Plan) and such Assignment or Election to Purchase will not be honored.

Exhibit C

SUMMARY OF INTERESTS

On June 28, 2016, the Board of Directors (the “Board of Directors”) of Triangle Petroleum Corporation (the “Company”) declared a dividend distribution of one Interest (an “Interest”) for each outstanding share of common stock, par value $0.00001 per share (“Common Stock”), of the Company to stockholders of record at the close of business on July 8, 2016 (the “Record Date”).  Each Interest entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.00001 per share (the “Series A Junior Participating Preferred Stock”) at a purchase price of $5.00 per Unit, subject to adjustment (the “Purchase Price”), and subject to the terms, provisions and conditions of a Tax Benefits Preservation Plan (the “Tax Benefits Preservation Plan”) between the Company and Continental Stock Transfer & Trust Company, as Interests Agent.  The Tax Benefits Preservation Plan is intended to help protect the Company’s tax net operating losses and certain other tax assets (“Tax Benefits”) by deterring any person from becoming a “5% Shareholder” (as defined in Section 382 of the Internal Revenue Code of 1986, as amended).

Interests Certificates; Exercise Period

Initially, the Interests will be attached to all Common Stock certificates representing shares then outstanding, and no separate interests certificates (“Interests Certificates”) will be distributed.  Subject to certain exceptions specified in the Tax Benefits Preservation Plan, the Interests will separate from the Common Stock and a distribution date for the Interests (the “Distribution Date”) will occur upon the earlier of (i) ten (10) business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has become a 5% Shareholder (the “Stock Acquisition Date”) or (ii) ten (10) business days (or such later date as the Board of Directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

Until the Distribution Date, (i) the Interests will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Tax Benefits Preservation Plan by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Interests associated with the Common Stock represented by such certificates.  Pursuant to the Tax Benefits Preservation Plan, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Interests, a number of Interests be exercised so that only whole shares of Series A Junior Participating Preferred Stock will be issued.

The definition of “Acquiring Person” contained in the Tax Benefits Preservation Plan contains several exemptions, including for (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company, or of any subsidiary of the

Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iii) the U.S. Government; (iv) any person who becomes a 5% Shareholder as a result of a reduction in the number of shares of Common Stock by the Company or a stock dividend, stock split, reverse stock split or similar transaction, unless and until such person increases his ownership by more than one-quarter of one percentage point over such person’s lowest percentage stock ownership on or after the consummation of the relevant transaction; (v) any person who, together with all affiliates and associates of such person, was a 5% Shareholder on the date of the Tax Benefits Preservation Plan, unless and until such person and its affiliates and associates increase their aggregate ownership by more than one-quarter of one percentage point over their lowest percentage stock ownership on or after the date of the Tax Benefits Preservation Plan or decrease their aggregate percentage stock ownership below five percent (5%); (vi) any person who, within 10 business days of being requested by the Company to do so, certifies to the Company that such person became an Acquiring Person inadvertently or without knowledge of the terms of the Interests and who, together with all affiliates and associates, thereafter within 10 business days following such certification disposes of such number of shares of Common Stock so that it, together with all affiliates and associates, ceases to be an Acquiring Person; or (vii) any person that the Board has affirmatively determined shall not be deemed an Acquiring Person.

The Interests are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on June 28, 2019, unless such expiration date is extended or the Interests are earlier redeemed, exchanged or terminated.

As soon as practicable after the Distribution Date, Interests Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Interests Certificates alone will represent the Interests.  Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with the Interests.

Flip-in Trigger

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of an Interest will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Interest.  Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Interests that are, or (under certain circumstances specified in the Tax Benefits Preservation Plan) were, beneficially owned by any Acquiring Person will be null and void.  However, Interests are not exercisable following the occurrence of the event set forth above until such time as the Interests are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $5.00 per Interest, each Interest not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $10.00 worth of Common Stock (or other consideration, as noted above) for $5.00.  Assuming that the Common

Stock had a per share value of $0.50 at such time, the holder of each valid Interest would be entitled to purchase twenty (20) shares of Common Stock for $5.00.

Flip-over Trigger

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) fifty percent (50%) or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of an Interest (except Interests which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Interest.  The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

Exchange Feature

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Interests (other than Interests owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series A Junior Participating Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Interest (subject to adjustment).

Equitable Adjustments

The Purchase Price payable, and the number of Units of Series A Junior Participating Preferred Stock or other securities or property issuable, upon exercise of the Interests are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Junior Participating Preferred Stock, (ii) if holders of the Series A Junior Participating Preferred Stock are granted certain rights or warrants to subscribe for Series A Junior Participating Preferred Stock or convertible securities at less than the current market price of the Series A Junior Participating Preferred Stock, or (iii) upon the distribution to holders of the Series A Junior Participating Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price.  No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Junior Participating Preferred Stock on the last trading date prior to the date of exercise.

Redemption Rights

At any time prior to the earlier to occur of (i) ten (10) business days following the Stock Acquisition Date (as such time period may be extended pursuant to the Tax Benefits Preservation Plan) or (ii) the Final Expiration Date, the Company may redeem the Interests in whole, but not in part, at a price of $0.00001 per Interest, referred to as the “Redemption Price” (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).  Immediately upon the action of the Board of Directors ordering redemption of the Interests, the Interests will terminate and the only right of the holders of Interests will be to receive the Redemption Price.

Amendment of Interests

Any of the provisions of the Tax Benefits Preservation Plan may be amended by the Board of Directors prior to the Distribution Date.  After the Distribution Date, the provisions of the Tax Benefits Preservation Plan may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Interests, or to shorten or lengthen any time period under the Tax Benefits Preservation Plan.  The foregoing notwithstanding, no amendment may be made at such time as the Interests are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Tax Benefits Preservation Plan which may be defective or inconsistent with any other provision therein.

Miscellaneous

Until an Interest is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Interests.  While the distribution of the Interests will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Interests become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Interests as set forth above.

A copy of the Tax Benefits Preservation Plan has been or will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A and a Current Report on Form 8-K.  This summary description of the Interests does not purport to be complete and is qualified in its entirety by reference to the Tax Benefits Preservation Plan, which is incorporated herein by reference.